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                                                        Exhibit 10(d), Form 10-Q
                                                        For The Quarter Ended
                                                        March 31, 1996
                                                        Fiscal Year Ending
                                                        December 31, 1996
                                                        File No. 1-11237



                                   AT&T Corp.
                             295 North Maple Avenue
                             Basking Ridge, NJ 07920



                                  April 2, 1996



                            Lucent Technologies Inc.
                               600 Mountain Avenue
                          Murray Hill, New Jersey 07974


AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey 07960


RE:  License to Use Lucent Name and Mark

Ladies and Gentlemen:

         This letter is written in response to the request of AT&T Capital Corporation ("Capital") to AT&T Corp. ("AT&T"), pursuant to Section 2.6(a) of the License Agreement dated as of June 25, 1993 between AT&T and Capital as heretofore amended and supplemented (the "License Agreement"), that Capital and its Subsidiaries be granted a license to use the name "Lucent Technologies", and associated service marks, in connection with the provision of Financing Services and Other Permitted Services pursuant to the Operating Agreement between Lucent Technologies Inc. ("Lucent") and Capital (the "Operating Agreement"). All capitalized terms used herein without definition have the meanings ascribed to such terms in the License Agreement.

         AT&T and Lucent are willing to grant an appropriate license to Capital and to Capital's Subsidiaries (as defined in the License Agreement) engaged in providing Financing Services and Other Permitted Services pursuant to the Operating Agreement, by supplementing Schedule A to the License Agreement in the form attached hereto (the "Supplement"), entitling Capital and such Subsidiaries to use the Additional Applicable Marks (as defined in the Supplement) in connection therewith. Such license is hereby granted on the terms set forth in the License Agreement as modified hereby and by the Supplement, and Lucent agrees to be entitled to the benefits of and to be bound by the License Agreement as so modified.




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         If you are in agreement  with the  foregoing  and the  Supplement,  and agree that AT&T is hereby  complying in full with its obligations  under Section
2.6 of the License Agreement with respect to the current trade names and service marks of Lucent, please sign in the spaces provided below and on the Supplement. Upon execution by Capital and Lucent of a counterpart hereof and of the Supplement, this letter and the Supplement will constitute a binding agreement among AT&T, Lucent and Capital (and Capital's Subsidiaries signatory to the License Agreement, which Capital represents that it has authority to bind), supplementing and amending the License Agreement to the extent set forth herein and in the Supplement. Except as set forth herein and in the Supplement, this letter and the Supplement shall not augment, limit or otherwise affect the rights or obligations (including without limitation termination rights) of the parties under the License Agreement.

                                            Yours sincerely,



                                            AT&T Corp.

                                            By:Marilyn J. Wasser
                                               -----------------
                                               Marilyn J. Wasser
                                               Vice President-Law
                                               and Secretary

Agreed and accepted:

Lucent Technologies Inc.


By: Richard J. Rawson
    -----------------
    Richard J. Rawson
    Senior Vice President
    and General Counsel



Agreed and accepted:

AT&T Capital Corporation


By: Thomas C. Wajnert
    -----------------
    Thomas C. Wajnert
    Chairman of the Board & CEO




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Supplement to Schedule A to License Agreement

     In contemplation of the initial public offering (the "IPO") of shares of Lucent Technologies Inc. ("Lucent"), Schedule A to the License Agreement dated as of June 25, 1993 between AT&T Corp. ("AT&T") (formerly named American
Telephone and Telegraph Company) and AT&T Capital Corporation as heretofore supplemented and amended (the "License Agreement") is hereby further amended and supplemented by adding the trade names set forth under "Other Group Members" below (the "Additional Applicable Trade Names") and the related corporate signatures and service marks shown below (the "Additional Applicable Service Marks" and, together with the Additional Applicable Trade Names, the "Additional Applicable Marks"), subject to the provisions set forth below. All capitalized terms used herein without definition have the meanings ascribed to such terms in the License Agreement. As used in this Supplement, the term "Group Members" shall mean all Subsidiaries of the Licensee entitled to use the Additional Applicable Marks hereunder.


                        MARKS, APPLICABLE TRADE NAMES AND
                        ---------------------------------
                            APPLICABLE SERVICE MARKS
                            ------------------------

Corporate Names and Other Marks

         Licensee:

         The Additional Applicable Marks shall be licensed to the Licensee; provided that the Licensee shall not use such Additional Applicable Marks in its corporate name or as part of an assumed, fictitious or "doing business" name. In Section 2.1 of the License Agreement (as amended by the letter agreement dated May 30, 1995 between AT&T and AT&T Capital Corporation), only clause (ii) of the first sentence and only clause (z) of the second sentence shall be applicable to Lucent.


     Other Group Members:

     The Additional Applicable Trade Names set forth below shall be licensed to any Subsidiary of the Licensee that does not have a corporate name in which the name "AT&T" or "NCR" (or the name of a Lucent competitor) appears, including, without limitation, any of the following (which may include corporate or other legal entity identifiers, such as "Corp.", "Company" or "LLC"):


     Lucent Technologies Capital
     Lucent Technologies Credit
     Lucent Technologies Leasing
     Lucent Technologies Finance

     and other comparable names, that use "Lucent Technologies" in conjunction with "Capital", "Finance", "Leasing" or "Credit").



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     Notwithstanding the foregoing, prior to the earlier of (i) six months after the closing of the IPO and (ii) the distribution by AT&T of its interest in Lucent, any Subsidiary of the Licensee may use the Additional Applicable Trade Names pursuant to the License Agreement, as modified hereby.


Additional Applicable Service Marks





          [innovation ring logos]





The above corporate logos and signatures may be used by the Licensee and the Group Members referred to above only in conjunction with the Additional Applicable Trade Names described in this Supplement; provided such use (in terms of size, color, prominence and other graphic matters) complies with the standard guidelines to be provided to Capital by Lucent from time to time with respect to such matters.

          Notwithstanding anything to the contrary in the License Agreement, the license granted to the Licensee and the Group Members specified above to use the Additional Applicable Marks shall be limited as follows:

          1. Without Lucent's prior written consent, neither the Licensee nor any Group Member shall use any Additional Applicable Mark in connection with (A) offering or issuing any Securities (except that the Licensee or any Group Member may use such Additional Applicable Marks in connection with issuing any Securities to the Licensee or its Affiliates or any other Person that is a co-venturer of the Licensee or its Affiliates, provided that the Licensee retains direct or indirect control over such Group Member), (B) entering into any loan or credit agreement or interest rate or currency exchange or other agreement with any financial institution (or institutions) or other Person (or Persons) (other than the Licensee or its Affiliates or any other Person that is a co-venturer of the Licensee or its Affiliates, provided that the Licensee retains direct or indirect control over such Group Member) or (C) otherwise incurring indebtedness for borrowed money or obtaining equity investments from any Person (other than the Licensee or its Affiliates or any other Person that is a co-venturer of the Licensee or its Affiliates, provided that the Licensee retains direct or indirect control over such Group Member).

          2. To the extent applicable to the Additional Applicable Marks (or additional trade names or service marks licensed by Lucent or its Subsidiaries pursuant to the License Agreement), all references to "AT&T", the "AT&T Entities" or the "Licensor" contained in the License Agreement shall be deemed to refer to Lucent (and its Subsidiaries, as applicable),



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and all references  therein to the "parties"  shall be deemed to include Lucent, except where such an interpretation would be unreasonable; provided, however, that Lucent makes no representation or warranty with respect to the ownership, validity and non-infringing use of the Additional Applicable Marks, and, accordingly, Sections 5.1(ii) and (iii) shall not apply to Lucent, except that Lucent will indemnify and hold harmless Capital and its Subsidiaries against third party claims against Lucent and Capital or any of its Subsidiaries for money damages arising out of Capital's and its Subsidiaries' use of the Additional Applicable Marks in accordance with the License Agreement as amended hereby, other than claims arising solely out of Capital's and its Subsidiaries' use of the Additional Applicable Marks.

          3. No Additional Applicable Mark shall be used together with any other Mark (including without limitation, in connection with Financing Services or Other Permitted Services, the marks "AT&T" and "NCR" and affiliated corporate signatures), except to the extent Lucent is entitled to so use such Additional Applicable Mark in conjunction with other Marks pursuant to the Brand License Agreement by and between Lucent and AT&T dated as of February 1, 1996.





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          This Supplement to Schedule A to License Agreement is duly executed by the undersigned as of this 2nd day of April, 1996.

AT&T Corp.


By: Marilyn J. Wasser
   ------------------
    Marilyn J. Wasser
    Vice President-Law
    and Secretary



Lucent Technologies Inc.


By: Richard J. Rawson
    -----------------
    Richard J. Rawson
    Senior Vice President
    and General Counsel



AT&T Capital Corporation


By: Thomas C. Wajnert
    -----------------
    Thomas C. Wajnert
    Chairman of the Board & CEO




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